                                                                    EXHIBIT 10.2


                          [Spaulding & Slye Letterhead]

October 15, 1998

Ms. Catherine Parker
Novirio Pharmaceuticals, Inc.
125 CambridgePark Drive
Cambridge, MA 02140

Re: Lease between CambridgePark One Limited Partnership ("Landlord") and Novirio Pharmaceuticals, Inc. ("Tenant") for approximately 7,970 square feet on the third floor of the building located at 125 CambridgePark Drive, Cambridge, Massachusetts (the "Lease")

Dear Cathy:

In connection with the Lease, Landlord agrees to the following:

1. Landlord will issue to Tenant, at no additional cost, three parking access cards (in addition to the 24 to which Tenant is entitled to under the Lease) for use of the so-called blue parking lot at CambridgePark. Such additional access cards are to be used no more than two times each month by a visitor or guest of Tenant. At Landlord's sole option, such cards may be immediately and permanently revoked if used more than two times in any month.

2. Provided that there is a conference center available to all tenants of CambridgePark, Tenant will be permitted to rent the conference center, subject to availability, at the then existing rate established by Landlord. The rate of use of the conference center is subject to change from time to time by Landlord.

We look forward to your tenancy at 125 CambridgePark Drive and to a mutually advantageous relationship. If you have any questions, please contact me at (617) 491-6732.

Sincerely,

/s/ John M. Kane
John M. Kane
Assistant Vice President

                            DATE OF LEASE EXECUTION:

                                   ARTICLE I
                                 REFERENCE DATA

1.1      SUBJECTS REFERRED TO:

         Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD:   CambridgePark One Limited Partnership

MANAGING AGENT:   Spaulding and Slye Services Limited Partnership

LANDLORD'S & MANAGING AGENT'S ADDRESS:

                                 Spaulding and Slye Services Limited Partnership 125 CambridgePark Drive
                                 Cambridge, MA  02140

LANDLORD'S REPRESENTATIVE:  John M. Kane

TENANT:    Novirio Pharmaceuticals, Inc., a Massachusetts corporation.

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

           Novirio Pharmaceuticals, Inc.
           125 CambridgePark Drive
           Cambridge, MA 02140

TENANT'S REPRESENTATIVE:     _____________________________

BUILDING:  The building located at 125 CambridgePark Drive, Cambridge,
           Massachusetts.

LOT: The parcel of land on which the Building is located and described in Exhibit A.

PREMISES:  The space located on the third (3rd) floor of the Building as shown on Exhibit B.

RENTABLE FLOOR AREA OF THE PREMISES:  approximately 7,970 square feet

TOTAL RENTABLE FLOOR AREA OF THE BUILDING:     approximately 183,290 square feet

SCHEDULED TERM COMMENCEMENT DATE:  December 1, 1998

LEASE TERM OR TERM:   Commencing on the Term Commencement Date as defined in
                      Section 3.1 hereof and continuing for five (5) years thereafter, plus the partial month at the beginning of the Term, if any, unless sooner terminated as provided herein

ANNUAL RENT:    $34.50 per square foot of Rentable Floor Area of the Premises, or $22,913.75 per calendar month, and proportionally at such rate for any partial month (net of Tenant's charges for electrical consumption in the Premises).

BASE ANNUAL ELECTRICITY CHARGE:     $ 1.00 per square foot of Rentable Floor
                                    Area of the Premises

BASE ANNUAL OPERATING COSTS:        $9.00 per square foot of Rentable Floor
                                    Area of the Premises

TENANT'S PROPORTIONATE SHARE:   4.35% based upon the ratio of the Rentable Floor
                                Area of the Premises to the Total Rentable Floor
                                Area of the Building, as the same may be adjusted from time to time to reflect changes in such Rentable Floor Areas.

PERMITTED USES:   Office Uses

COMMERCIAL GENERAL LIABILITY INSURANCE:

               $1,000,000 bodily injury, property damage combined single limit per occurrence, $2,000,000 annual aggregate.

BROKER:  Spaulding and Slye Services Limited Partnership and
         Fallon Hines & O'Connor, Inc.

SECURITY DEPOSIT: $112,000.00

TENANT'S PARKING ACCESS CARDS:  24

TENANT IMPROVEMENT ALLOWANCE: $63,760


1.2      EXHIBITS.

         The exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as part of this Lease:

         EXHIBIT A         Description of Lot

         EXHIBIT B         Plan showing Premises.

         EXHIBIT C         Landlord's Services

         EXHIBIT D         Rules and Regulations

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE II
    PREMISES AND TERM.....................................................    6
    2.1       DESCRIPTION OF PREMISES.....................................    6
    2.2       TERM........................................................    6

ARTICLE III
    CONSTRUCTION..........................................................    6
    3.1       TERM COMMENCEMENT DATE......................................    6
    3.2       DELIVERY OF PREMISES........................................    7
    3.3       PREPARATION OF PREMISES FOR OCCUPANCY.......................    8
    3.4       GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION...............    8
    3.5       ALTERATIONS AND ADDITIONS...................................    9
    3.6       REPRESENTATIVES.............................................   10

ARTICLE IV
    RENT..................................................................   10
    4.1       ANNUAL RENT.................................................   10
    4.2       ANNUAL OPERATING COST ESCALATION............................   10
    4.3       ESTIMATED ANNUAL OPERATING EXPENSE ESCALATION PAYMENT.......   12
    4.4       ELECTRICITY.................................................   13
    4.5       CHANGE OF FISCAL YEAR.......................................   14
    4.6       PAYMENTS....................................................   14

ARTICLE V
    LANDLORD'S COVENANTS..................................................   14
    5.1       LANDLORD'S COVENANTS DURING THE TERM........................   14
                  5.1.1        Building Services..........................   14
                  5.1.2        Additional Building Services...............   15
                  5.1.3        Repairs....................................   15
                  5.1.4        Tenant Directory...........................   15
                  5.1.5        Food Service...............................   15
                  5.1.6        Quiet Enjoyment............................   16
    5.2       INTERRUPTIONS...............................................   16

ARTICLE VI
    TENANT'S COVENANTS....................................................   17
    6.1       TENANT'S COVENANTS DURING THE TERM..........................   17
                  6.1.1        Tenant's Payments..........................   17
                  6.1.2        Repairs and Yielding Up....................   17
                  6.1.3        Occupancy and Use..........................   17

                  6.1.4        Rules and Regulations......................   18
                  6.1.5        Safety Appliances..........................   18
                  6.1.6        Assignment and Subletting..................   18
                  6.1.7        Indemnity..................................   20
                  6.1.8        Tenant's Insurance.........................   20
                  6.1.9        Tenant's Worker's Compensation Insurance...   21
                  6.1.10       Landlord's Right of Entry..................   21
                  6.1.11       Loading....................................   21
                  6.1.12       Landlord's Costs...........................   21
                  6.1.13       Tenant's Property..........................   21
                  6.1.14       Labor or Materialmen's Liens...............   22
                  6.1.15       Changes or Additions.......................   22
                  6.1.16       Holdover...................................   22
                  6.1.17       Security...................................   22
                  6.1.18       Tenant Financial Statements................   22

ARTICLE VII
    DAMAGE AND DESTRUCTION; CONDEMNATION..................................   22
    7.1       FIRE OR OTHER CASUALTY......................................   22
    7.2       EMINENT DOMAIN..............................................   24

ARTICLE VIII
    RIGHTS OF MORTGAGEE...................................................   25
    8.1       PRIORITY OF LEASE...........................................   25
    8.2       RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S
              LIABILITY...................................................   26
    8.3       MORTGAGEE'S ELECTION........................................   26
    8.4       NO PREPAYMENT OR MODIFICATION, ETC..........................   27
    8.5       NO RELEASE OR TERMINATION...................................   27
    8.6       CONTINUING OFFER............................................   27
    8.7       MORTGAGEE'S APPROVAL........................................   27

ARTICLE IX
    DEFAULT...............................................................   28
    9.1       EVENTS OF DEFAULT...........................................   28
    9.2       TENANT'S OBLIGATIONS AFTER TERMINATION......................   28

ARTICLE X
    MISCELLANEOUS.........................................................   29
    10.1      NOTICE OF LEASE.............................................   29
    10.2      RELOCATION..................................................   29
    10.3      NOTICES FROM ONE PARTY TO THE OTHER.........................   30
    10.4      BIND AND INURE..............................................   30
    10.5      NO SURRENDER................................................   30
    10.6      NO WAIVER, ETC..............................................   30
    10.7      NO ACCORD AND SATISFACTION..................................   31

    10.8      CUMULATIVE REMEDIES.........................................   31
    10.9      LANDLORD'S RIGHT TO CURE....................................   31
    10.10     ESTOPPEL CERTIFICATE........................................   32
    10.11     WAIVER OF SUBROGATION.......................................   32
    10.12     ACTS OF GOD.................................................   32
    10.13     BROKERAGE...................................................   32
    10.14     SUBMISSION NOT AN OFFER.....................................   32
    10.15     APPLICABLE LAW AND CONSTRUCTION.............................   33
    10.16     AUTHORITY...................................................   33

ARTICLE XI
    SECURITY DEPOSIT......................................................   34

                                   ARTICLE II
                                PREMISES AND TERM

2.1      DESCRIPTION OF PREMISES.

         Subject to and with the benefit of the provisions of this Lease, Landlord hereby leases to Tenant, and Tenant leases from Landlord, Tenant's Space in the Building, excluding exterior faces of exterior walls, the common facilities area and building service fixtures and equipment serving exclusively or in common other parts of the Building. Tenant's Space, with such exclusions, is hereinafter referred to as the Premises.

         Tenant shall have, as appurtenant to the Premises, the right to use in common with others entitled thereto: (a) common walkways, driveways, hallways, lobbies, ramps, loading docks and stairways located in the Building or on the parcel on which the Building is located (the "Lot"), (b) building service fixtures and equipment serving the Premises including elevators, (c) the parking facility, if any, on a first-come, first-served basis in the location from time to time designated by Landlord, Tenant's use not to exceed the number of Tenant's Parking Access Cards, and (d) if the Premises include less than the entire Rentable Floor Area of any floor, the common toilets in the central core area of such floor. Such rights shall be always subject to the Rules and Regulations set forth in Exhibit D, attached hereto and incorporated herein by reference, as the same may be amended by the Landlord from time to time and such other reasonable Rules and Regulations applicable to all tenants of the Building from time to time established by the Landlord by notice to Tenant, and to the right of the Landlord to designate and change from time to time such areas, facilities, fixtures and equipment so long as any such designations or changes do not unreasonably interfere with Tenant's use and enjoyment of the Premises.

2.2      TERM.

         To have and to hold for a period (the "Term") commencing on the Term Commencement Date (as defined in Section 3.1 hereof) and continuing for the Term, unless sooner terminated as provided herein.

                                  ARTICLE III
                                  CONSTRUCTION

3.1      TERM COMMENCEMENT DATE.

         The Term of this Lease shall commence on the date (the "Term Commencement Date") which is the earlier of (a) the date on which the Premises shall be deemed ready for occupancy in accordance with Section 3.3. below (but not sooner than the Scheduled Term Commencement Date); or (b) the date on which Tenant commences beneficial use of the Premises. Tenant shall, in all events, be treated as having commenced beneficial use of the Premises when it begins to move into the Premises furniture and equipment for its regular business operations.

         As soon as may be convenient after the Term Commencement Date has been determined, Landlord and Tenant agree to join with each other in the execution, in recordable form, of a written Declaration in which the Term Commencement Date and specified term of this Lease shall be stated.

3.2      DELIVERY OF PREMISES.

         Tenant acknowledges that Tenant has had an opportunity to inspect the Premises. Except as set forth hereinafter, the Premises, shall be delivered to Tenant As Is, Where Is with all faults and without representation, warranty or guaranty of any kind by Landlord to Tenant. Landlord shall perform the work identified as set forth in the Plans, as defined below ("Landlord's Work"). Landlord agrees to use reasonable efforts to recover the Premises from the existing tenant thereof in a manner which will permit completion of Landlord's Work prior to the Scheduled Term Commencement Date.

         Subject to the provisions hereof, Landlord shall undertake all work to prepare the Premises for Tenant's use and occupancy in accordance with Plans approved as set forth below at Landlord's cost and expense, except that Tenant shall reimburse Landlord for all amounts in excess of the Tenant Improvement Allowance as set forth below. For purposes hereof, Landlord shall submit a complete set of proposed plans and specifications, together with the projected budget therefor as reasonably determined by the Landlord (collectively, "Plans") to Tenant. No later than three (3) business days after Landlord's submission, Tenant shall either approve or disapprove the Plans, specifying by notice to Landlord in detail the respects, if any, in which the Plans are disapproved. Tenant agrees to act reasonably in approving or disapproving Plans. If Tenant disapproves the Plans, Landlord shall submit to Tenant revised Plans which respond to the items of disapproval specified in Tenant's notice no later than three (3) business days from Tenant's notice of disapproval. Thereafter, Tenant shall have three (3) business days from submission of the Plans to Tenant to approve or disapprove the revised Plans in accordance with the foregoing and in the case of disapproval, Landlord shall have an additional three (3) business days to submit revised Plans responding to the items of disapproval specified in Tenant's notice. The parties shall work diligently and in good faith to agree upon approved Plans in order that a complete set of approved Plans ("Final Plans") will be available no later than the Design Completion Date.

         Tenant shall pay an amount equal to all costs incurred by Landlord in completing Landlord's Work (including all design and engineering costs) in excess of the Tenant Improvement Allowance. Upon selection of a contractor for Landlord's Work by Landlord, Landlord may bill Tenant for such excess by notice to Tenant setting forth the total estimated cost of Landlord Work based upon the final bid of such contractor. Tenant shall pay such excess to Landlord within ten (10) days of Landlord's notice. In addition, Tenant shall pay an amount equal to all additional costs incurred by Landlord as a result of Landlord's Work, including change orders signed by Tenant and Landlord. Amounts due and payable on account of such additional costs shall be paid by Tenant to Landlord within ten (10) days of Landlord's invoice to Tenant therefor. Landlord shall not be obligated to continue Landlord's Work after such ten (10) day period if such payment has not yet been received by Landlord, until such payment is received by Landlord. Upon completion of Landlord's Work, Landlord shall determine the total cost of Landlord's Work, and deliver a notice to Tenant setting forth in reasonable detail the total cost of Landlord's Work, together with the balance, if any owed by Tenant to Landlord or the amount of any credit to which Tenant is entitled. If Tenant owes a balance to Landlord, Tenant shall pay such amount to Landlord within ten (10) days of such notice. If Tenant is entitled to a credit, such amount shall be credited to the next payment of Annual Rent payable by Tenant to Landlord hereunder.

         Landlord will not approve any construction, alterations, or additions requiring unusual expense to readapt the Premises to normal office use on lease termination or increasing the cost of construction, insurance or taxes on the Building or of Landlord's services called for by Section 5.1 unless Tenant first gives assurances acceptable to Landlord that such readaptation will be made prior to such termination without expense to Landlord and makes provisions acceptable to Landlord for payment of such increased cost. Landlord will also disapprove any alterations or additions requested by Tenant which will delay completion of the Premises. Tenant's construction, installation of furnishings, and later changes or additions shall be coordinated with any work being performed by Landlord in such manner as to maintain harmonious labor relations and not to damage the Building or Lot or interfere with Building operations.

3.3      PREPARATION OF PREMISES FOR OCCUPANCY.

         Landlord agrees to use reasonable efforts to substantially complete Landlord's Work, if any, no later than the Scheduled Term Commencement Date, subject to delays beyond Landlord's reasonable control, delays caused by Tenant and Tenant's failure to comply with the provisions of Section 3.2 hereof. The Premises shall be deemed ready for occupancy on the date on which Landlord's Work is substantially completed as certified by Landlord's architect, with the exception of minor items which can be fully completed without material interference with Tenant and other items which because of the season or weather or the nature of the item are not practicable to do at the time, provided that none of said items is necessary to make the Premises tenantable for the Permitted Uses; provided, however, that if Landlord is unable to complete construction due to delay in Tenant's compliance with any of the provisions hereof or due to other delays caused by Tenant (including, without limitation, Tenant's failure to comply with the provisions of Section 3.2 hereof and any changes to Landlord's Work requested by Tenant), then the Premises shall be deemed ready for occupancy no later than the Scheduled Term Commencement Date.

3.4      GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION.

         All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building and the Lot. Either party may inspect the work of the other at reasonable times and promptly shall give notice of observed defects. Landlord's obligations under Sections 3.2 and 3.3, if any, shall be deemed to have been performed when Tenant commences to occupy any portion of the Premises for the Permitted Uses except for items which are incomplete or do not conform with the requirements of Section 3.1 and as to which Tenant shall in either case have given written notice to Landlord within three (3) weeks after such commencement. If Tenant shall not have commenced to occupy the Premises for the Permitted Uses within thirty (30) days after the Term Commencement Date, a certificate of completion by a licensed architect or registered engineer shall be conclusive evidence that Landlord has performed all such obligations except for items stated in such certificate to be incomplete or not in conformity with such requirements. Tenant acknowledges that the Building may be undergoing substantial renovation during the Term of the Lease. Tenant acknowledges that its quiet enjoyment and access to the Demised Premises during the Term may be disturbed by the noise, dust, vibrations and other effects of demolition in the Building, provided, however, that Landlord shall use reasonable efforts to avoid undue interference with Tenant's use of the Premises.

3.5      ALTERATIONS AND ADDITIONS.

         This Section 3.5 shall apply before and during the Term. Tenant shall not make any alterations and additions to the Premises except in accordance with plans and specifications first approved by Landlord. In no event shall any alterations or additions be considered or approved by Landlord which (a) involve or might affect any structural or exterior element of the Building or building mechanical, electrical or plumbing systems, including the common facilities of the Building, or (b) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of construction or of insurance or taxes on the Building or the Lot. All alterations and additions shall become a part of the Premises, unless and until Landlord, at its option, shall specify the same for removal pursuant to Section 6.1.2. All of Tenant's alterations and additions and installation and delivery of telephone systems, furnishings, and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner, and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or interference with Building construction or operation and, except for installation of furnishings, equipment and telephone systems, and except as otherwise expressly set forth herein, shall be performed by general contractors first approved by Landlord. Before commencing any work Tenant shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors (the identity of which must have been previously approved by Landlord as hereinabove contemplated) and the estimated cost of all labor and material to be furnished by them; and cause each contractor to carry (i) worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and (ii) comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $1,500,000 (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due, and to defend and indemnify Landlord from and against, the entire cost of any work done on the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Building or the Lot and immediately to discharge any such liens which may so attach. Tenant shall pay within fourteen (14) days after being billed therefor by Landlord, as additional rent, one hundred percent (100%) of any increase in real estate taxes on the Premises not otherwise billed to Tenant which shall, at any time after the commencement of the Term, result from any alteration, addition or improvement to the Premises made by or on behalf of Tenant.

         In connection with the installation of telecommunication equipment by Tenant, such installation shall occur only in such locations and in such a manner as approved in writing by the Landlord and none of such wires, ducts or equipment shall be located in areas outside the Premises (provided, however, that Tenant may install wires and cables in risers and ducts outside the Premises which are in existence on the date of this Lease and for which there exists, in Landlord's sole discretion, adequate space for Tenant's wires and cables). Telephone switches, antennae, electronic distribution boxes and similar equipment shall only be located within the Premises. Landlord shall not be liable for any loss, damage or interruption of service related to such facilities.

3.6      REPRESENTATIVES.

         Each party authorizes the other to rely in connection with their respective rights and obligations under this Article III upon approval and other actions on the party's behalf by Landlord's Representative in the case of Landlord or Tenant's Representative in the case of Tenant or by any person designated in substitution or addition by notice to the other party.

                                   ARTICLE IV
                                      RENT

4.1      ANNUAL RENT.

         Tenant agrees to pay rent to Landlord without any offset or reduction whatever (except as made in accordance with the express provisions of this Lease), the Annual Rent in equal monthly installments in advance on the first day of each calendar month included in the Term after the Term Commencement Date; and for any portion of a calendar month at the beginning or end of the Term, at the proportionate rate payable for such portion, in advance.

4.2      ANNUAL OPERATING COST ESCALATION.

         In addition to Annual Rent, Tenant shall pay to Landlord as additional rent, Tenant's Proportionate Share of Annual Operating Costs (as hereinafter defined) which is in excess of Base Annual Operating Costs ("Tenant's Escalation Payment"). Tenant's Proportionate Share of Annual Operating Costs shall be determined by multiplying Annual Operating Costs by Tenant's Proportionate Share. In the event that the Building is not fully occupied, such Annual Operating Costs shall be adjusted to reflect the costs which would be incurred if the Building were 95% occupied.

         Annual Operating Costs shall mean the actual expenses paid or incurred by Landlord in the operation, maintenance and management of the Building and Lot and all real estate taxes and assessments, general or special, ordinary or extraordinary, foreseen or unforeseen, imposed upon the Building and Lot and any future improvement of whatever kind thereto or thereon. Annual Operating Costs shall include without limitation:

         (a) real estate taxes on the Building and Lot and off-site parking areas (or an equitable portion thereof to the extent such off-site parking areas are used by tenants of more than one building); (b) installments and interest on assessments for public betterment or public improvements; (c) expenses of any proceedings for abatement of taxes and assessments with respect to any fiscal year or fraction of a fiscal year; (d) service, repair, replacement and other maintenance to the Building and Lot and components thereof; (e) wages and salaries (and taxes and other charges imposed upon employers with respect to such wages and salaries) and fringe benefits and worker's compensation insurance premiums paid to persons employed by the

Landlord for rendering service in the operation, maintenance, and repair of the Building and Lot and related facilities and off-site parking areas and amenities; (f) cost of independent contractors hired for the operation, maintenance and repair of the Building and Lot and related facilities and amenities (which payments may be to affiliates of Landlord provided the same are at reasonable rates consistent with the type of occupancy and the services rendered); (g) costs of electricity, steam, water, fuel, heating, lighting, air conditioning, sewer, and other utilities chargeable to the operation and maintenance of the Building and Lot net of tenant's electric (collectively, "Utility Charges"); (h) cost of insurance including insurance deductible for and relating to the Building and the Lot, including fire and extended coverage (or such greater coverages as Landlord may elect to carry), elevator, boiler, sprinkler leakage, water damage, public liability and property damage, plate glass, and rent protection; (i) costs of supplies; (j) costs of window cleaning, janitorial services, security services, landscaping, snow and ice removal and painting; (k) sales or use taxes on supplies and services; (l) consulting, accounting fees, legal, tax appeal, engineering and other professional fees and expenses; (m) management fees; (n) contributions, costs or expenses related to common areas or facilities and off-site parking areas of any office park or development of which the Building or Lot are a part, (o) alterations and improvements to the Building and Lot which are not capital in nature made by reason of any requirement of any insurance underwriters or any federal, state, or local statutes, regulations, ordinances, or any other duly constituted public authorities having jurisdiction over the Building and Lot; and (p) all Expense of Operation of the Food Services as defined in section 5.1.5 and (q) without limiting any of the foregoing, any other expense or charge which, in accordance with sound accounting and management principles generally accepted, would be construed as an operating expense. The term Operating Costs shall not include the interest and amortization on mortgages for the Building and Lot or leasehold interests therein; any charge for depreciation; leasing commissions or legal fees for the negotiation and enforcement of leases; and the cost of special services rendered to tenants (including Tenant) for which a special charge is made.

         In the event Landlord shall make a capital expenditure for Essential Capital Improvements, as hereinafter defined, during any year, the annual amortization of such expenditure (determined by dividing the amount of the expenditure by the useful life of the improvement, as determined by Landlord), together with interest at the greater of the Prime Rate prevailing plus 2% or Landlord's actual borrowing rate for such Essential Capital Improvements shall be deemed part of Annual Operating Costs for each year of such useful life. As used herein, "Essential Capital Improvement" means any of the following:

         (i) a labor saving device, energy saving device or other installation, improvement or replacement which reduces Operating Costs as referred to above, whether or not voluntary or required by governmental mandate; or

         (ii) an installation, change, improvement, addition, alteration, or removal of any architectural barriers, whether or not the foregoing are structural in nature, made by reason of any governmental requirement whether or not such governmental requirement exists on the date of the execution of this Lease if such governmental requirement is or will be applicable generally to similar office buildings; or

         (iii) an installation or improvement which directly enhances the health or safety of tenants in the Building generally, whether or not voluntary or required by governmental mandate (as for example, without limitation, for life safety or security); or

         (iv) costs or expenditures incurred in replacing compressors and refrigeration equipment in order to comply with regulations regarding ozone depleting refrigerants or resulting from the excessive cost of or inability to obtain such materials.

         In no event shall the amount of Controllable Operating Costs (as defined below) included in Operating Costs in any year exceed the product of (x) Controllable Operating Costs for 1998 and (y) the sum of (1) one hundred percent (100%) and (2) the product of five percent (5%) and the difference between such year and 1998. In illustration of the foregoing, in the year 2001, Controllable Operating Costs may not exceed 115% of Controllable Operating Costs for 1998 (115% being the sum of 100% and 5% times 3, or the difference between 2001 and 1998). For purposes hereof, "Controllable Operating Costs" shall be equal to all Operating Costs other than real estate taxes, Utility Charges, cost of insurance and snow removal and cleaning costs.

4.3      ESTIMATED ANNUAL OPERATING EXPENSE ESCALATION PAYMENT.

         If, with respect to any fiscal year or fraction thereof during the Term, Landlord estimates that Tenant will be obligated to pay Tenant's Escalation Payment, then Tenant shall pay, as additional rent, on the first day of each month of such fiscal year and each ensuing fiscal year thereafter, an estimate equal to 1/12th of Tenant's Escalation Payment for the respective fiscal year ("Estimated Monthly Operating Expense Cost Payments"), with an appropriate additional payment or refund to be made within 30 days after Landlord's Statement (as hereafter defined) is delivered to Tenant. Landlord may adjust such Estimated Monthly Annual Operating Cost Payment from time to time and at any time during a fiscal year, and Tenant shall pay, as additional rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted Estimated Monthly Annual Operating Cost Payment.

         As soon as practicable after the end of each fiscal year ending during the Term and after lease termination, Landlord shall render a statement ("Landlord's Statement") in reasonable detail and according to usual accounting practices certified by Landlord and showing for the preceding fiscal year or fraction thereof, as the case may be, Landlord's Annual Operating Costs, Tenant's Proportionate Share thereof, and Tenant's Escalation Payment, as defined above. Landlord shall use reasonable efforts to render Landlord's Statement with ninety (90) days after the end of each fiscal year, but Landlord's failure to do so shall not affect Tenant's obligations hereunder.

         Tenant, its authorized agent or representative, or a public accounting firm selected by Tenant, shall have the right, exercisable by written notice given to Landlord ("Tenant's Audit Notice") within thirty (30) days after Landlord's Statement is rendered with respect to any applicable calendar year or portion thereof, to inspect those portions of the books of Landlord relating to Landlord's Operating Costs at the offices of Landlord's Managing Agent during business hours, upon not less than thirty (30) days' advance written notice to Landlord, for the purpose of verifying information set forth in Landlord's Statements and conducting an audit. Any such inspection and audit shall be completed within sixty (60) days after Tenant's Audit

Notice to Landlord and shall be at the sole cost and expense of Tenant, unless it is determined that Landlord's Operating Costs have been overstated by greater than five percent (5%) in Landlord's Statement in which case Landlord shall reimburse Tenant for the reasonable cost of the audit, provided, however, that if Landlord disagrees with such audit, the amount of Landlord's Operating Costs shall be determined by arbitration in accordance with the rules of the American Arbitration Association. To the extent that Landlord's Operating Costs have been misstated in Landlord's Statement an appropriate credit to Tenant or payment to Landlord shall be made. Notwithstanding any other provision of this Lease, in the event that Tenant fails or is unable to exercise its right to conduct an audit with respect to any calendar year or portion thereof by giving Tenant's Audit Notice to Landlord within thirty (30) days after delivery of Landlord's Statement with respect to such calendar year or portion thereof, or fails to complete such audit and notify Landlord of the results thereof within sixty (60) days after Tenant's Audit Notice, then such right shall lapse with respect to such calendar year, or portion thereof, as the case may be, time being of the essence with respect to the exercise thereof, and Tenant shall be conclusively deemed to have consented to the amount shown on such Landlord's Statement as the actual amount of Landlord's Operating Costs for such calendar year, or portion thereof, as the case may be. In the event that Tenant shall timely exercise its right to conduct such an audit with respect to any calendar year, or portion thereof, Tenant shall hold, and shall cause its auditors, agents and consultants, and their respective employees to hold, any information obtained in conducting such audit in confidence, and not to disclose such information to any party without the prior written consent of Landlord, which may be given or withheld in Landlord's sole discretion (provided, however, that the foregoing shall not be deemed to limit or impair Tenant's rights to disclose such information in connection with any legal action brought by Tenant against Landlord to enforce its rights under this Section 4.3).

4.4      ELECTRICITY.

         Tenant will be billed for electricity for Tenant's lights and outlet consumption on a monthly basis based on an annual estimate of $1.00 per rentable square foot. Should the actual average expense to Landlord per square foot for Tenant's electricity be different, an additional charge or a credit will be made at the end of each year's occupancy to be paid with or credited against the next monthly charge for Tenant's electricity. Notwithstanding the foregoing, Landlord reserves the right to assess Tenant's charge for electricity based on an engineer's survey of Tenant's electrical usage conducted from time to time or on the sub-metering of all or part of the Premises. Such charges for Tenant's electricity shall be paid by Tenant as additional rent at the same time and in the same manner as payments of Annual Rent.

         Tenant covenants and agrees that its use of electric current shall not exceed 4.0 watts per square foot of usable floor area and that its total connected lighting load will not exceed the maximum load from time to time permitted by applicable governmental regulations. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building's electrical system or in any other way interferes with the system's ability to perform properly, supplementary systems including check meters may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if, during the Term of this Lease, either the quantity or character of electric current is changed or electric current is no longer available or suitable for Tenant's requirements due to a factor or cause beyond Landlord's control.

         Landlord reserves the exclusive right to provide electric and other utility service to the Building. Tenant may request permission from Landlord (which consent may be withheld in its sole discretion) to arrange electric and other utility service exclusively serving the Premises. Should such permission be granted, however, such service shall be installed only in such locations and in such manner as shall be specifically approved by Landlord in its sole discretion, Tenant shall be responsible for restoration of any damage caused by such installation and Tenant shall be responsible for removal of such installations at the termination of this Lease. Landlord may limit Tenant's choice of electrical or other utility providers in order to avoid proliferation of such services to the Building or for any other reason. In no event, however, shall Landlord be responsible for any damages or inconvenience caused by interruption in or poor quality of electricity or other utility services provided to the Building or the Premises unless such damages are caused by the negligence of Landlord, its agents or employees.

4.5      CHANGE OF FISCAL YEAR.

         Landlord shall have the right from time to time to change the periods of accounting under Section 4.2 to any annual period other than a calendar year, and upon any such change all items referred to in Section 4.2 shall be appropriately apportioned. In all Landlord's Statements rendered under Section 4.2, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a Landlord's Statement shall be included therein on the basis of Landlord's estimate, and with respect thereto Landlord shall render promptly after determination a supplemental Landlord's Statement, and appropriate adjustment shall be made according thereto. All Landlord's Statements shall be prepared on an accrual basis of accounting.

4.6      PAYMENTS.

         All payments of Annual Rent and additional rent shall be made to Managing Agent, or to such other person as Landlord may from time to time designate. If any installment of Annual Base Rent or additional rent or payments due on account of leasehold improvements is paid more than 10 days after the due date thereof, at Landlord's election, it shall bear interest at a rate equal to the average prime commercial rate from time to time established by the three largest national banks in Boston, Massachusetts plus 4% per annum from such due date, which interest shall be immediately due and payable as further additional rent.

                                   ARTICLE V
                              LANDLORD'S COVENANTS

5.1      LANDLORD'S COVENANTS DURING THE TERM.

         Landlord covenants during the Term:

         5.1.1 Building Services. To furnish during normal working hours heat, air-conditioning, elevator service and hot and chilled water service and after normal working hours on business days cleaning service as shown in Exhibit
C. "Normal working hours" shall
mean the hours of 8:00 a.m. through 5:00 p.m. Monday through Friday and the hours of 8:00 a.m. through 1:00 p.m. on Saturdays, and no hours on legal holidays and Sundays; provided, however, that Tenant shall have access to the Building 24 hours a day, 365 days a year, by means of a key or other access device to the main lobby of the Building to be provided to Tenant by Landlord. Tenant shall pay when due all amounts and charges for such services during hours other than normal working hours and shall indemnify and hold harmless Landlord from and against any and all claims, liabilities, damages, losses, costs and expenses (including reasonable attorneys' fees) in connection therewith. Landlord is not and shall not be required to furnish to Tenant or any other occupant of the Premises telephone or other communication service.

         5.1.2 Additional Building Services. To furnish, through Landlord's employees or independent contractors, reasonable additional Building operation services upon reasonable advance request of Tenant at equitable rates including a reasonable administrative fee from time to time established by Landlord to be paid by Tenant;

         5.1.3 Repairs. Except as otherwise provided in Article VII, to make such repairs to the roof, exterior walls, floor slabs, other structural components and common facilities of the Building and all common walkways, driveways, loading docks and parking facilities serving the Building as may be necessary to keep them in serviceable condition; and

         5.1.4 Tenant Directory. To include Tenant's name on the Tenant directory maintained by Landlord in the main lobby of the Building and on the floor of the Building on which the Premises are located, and to provide a Building standard sign on or adjacent to the entrance door to the Premises.

         5.1.5 Food Service. Landlord (or any affiliate or agent designated by Landlord) may provide, within the Building or any building in the office park in which the Building is located known as CambridgePark (an "Office Park Building"), a food service of a size, type, location and serving capacity as Landlord shall deem suitable, in its sole discretion. All losses incurred by Landlord in operating the food service facility during any fiscal year and properly allocable to the Building and other Office Park Buildings (the "Food Service Losses") shall be added to the Landlord's Annual Operating Costs for the year in which such losses were incurred for the purpose of calculating the Tenant's Escalation Payment pursuant to Section 4.2. All profits realized by the Landlord in operating the food service facility during any fiscal year and properly allocable to the Building and other Office Park Buildings (the "Food Service Profits") shall be credited against the Landlord's Annual Operating Costs for the Building and other Office Park Buildings for such year. For the purposes of this Section 5.1.5, the Food Service Profits of Losses for any year shall be calculated by deducting from the Gross Receipts of the Food Service (as hereinafter defined) all Expenses of Operation (as hereinafter defined). Gross Receipts of the Food Service as used herein are defined to mean the total amount in dollars of the actual prices charged, in cash, for food and beverages served at the facility, excluding sums collected for any sales tax or excise tax. The Expenses of Operation of the food service shall mean all expenses of operating the food service facility, including without limitation, salaries, wages, employment taxes and fringe benefits, food service administration costs, food costs, concessionaire's costs, operating costs, equipment maintenance and repair costs, if any, plus an annual return to the Landlord upon its investment in establishing the food service facility (including without limitation the cost of furniture, equipment, furnishings, and related mechanical systems) equal to fifteen percent (15%) of its investment or $50,000, whichever is less.

         If during any six-month period, the mathematical average of the number of luncheon meals served by the food service facility per day is fewer than 300, or the Food Service Losses incurred by the Landlord in operating the food service facility during such six-month period exceed $25,000, then the Landlord shall have the right and option, in its sole discretion, to take any steps necessary to reduce or eliminate the losses (including without limitation, modification or termination of the food service), unless one hundred percent (100%) of the tenants occupying the Building agree that the Landlord's Annual Operating Costs hereunder for the purpose of calculating the Annual Operating Expense Escalation shall include one hundred percent (100%) of the Food Service Losses, without limitation.

         Landlord reserves the right to approve Tenant's use of a food service operator other than the Landlord's food service operator, if any. Such approval will not be unreasonably withheld.

         5.1.6 Quiet Enjoyment. That Landlord has the right to make this Lease and that Tenant on paying the rent and performing its obligations hereunder shall peacefully and quietly have, hold and enjoy the Premises throughout the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject however to all the terms and provisions hereof. Landlord represents and warrants to the Tenant that it holds fee simple title to the Building and the Lot.

5.2      INTERRUPTIONS.

         Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance, injury, death or for loss of business arising from power or other utility losses or shortages, air pollution or contamination, or from the necessity of Landlord's entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building or the Lot or for any interruption or termination (by reason of any cause reasonably beyond Landlord's control, including without limitation, loss of any applicable license or government approval) of the food service provided by Landlord pursuant to Section 5.1.5. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause beyond Landlord's reasonable control, Landlord shall not be liable to Tenant therefor, nor, except as expressly otherwise provided in Article VII, shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive total or partial, eviction from the Premises.

         Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

         Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards.

                                   ARTICLE VI
                               TENANT'S COVENANTS

6.1      TENANT'S COVENANTS DURING THE TERM.

         Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

         6.1.1 Tenant's Payments. To pay when due (a) all Annual Rent, (b) all taxes which may be imposed on Tenant's personal property in the Premises (including, without limitation, Tenant's fixtures and equipment) regardless to whomever assessed, (c) as additional rent, Tenant's Escalation Payments, (d) all charges by public utilities for electricity, telephone (including service inspections therefor) and other services rendered to the Premises not otherwise required hereunder to be furnished by Landlord without charge and not consumed in connection with any services required to be furnished by Landlord without charge, (e) as additional rent, all costs for Landlord's Work attributable to change orders and any work performed in the Premises by Landlord or Tenant in excess of Landlord's Work, and (f) as additional rent, all charges to Landlord for services rendered pursuant to Section 5.1.2 hereof.

         6.1.2    Repairs and Yielding Up. Except as otherwise provided in
Article VII and Section 5.1.3, to keep the Premises in good order, repair and condition, reasonable wear only excepted; and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions therein, including all telephone and data wiring installed by or at the request of Tenant, in such order, repair and condition, first removing all goods and effects of Tenant and any alterations and additions, the removal of which is required by agreement or specified to be removed by Landlord by notice to Tenant, and repairing all damage caused by such removal and restoring the Premises and leaving them in broom-clean condition.

         6.1.3 Occupancy and Use. Continuously from the Commencement Date, to use and occupy the Premises only for the Permitted Uses; not to injure or deface the Building or the Lot; to keep the Premises clean and in a neat and orderly condition; and not to permit in the Premises any use thereof which is improper, offensive, contrary to law or ordinances, or liable to create a nuisance or to create an unsafe or hazardous condition, or to invalidate or increase the premiums for any insurance on the Building or its contents or liable to render necessary any alteration or addition to the Building; not to dump, flush, or in any way introduce any Hazardous Materials or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, not to generate, store or dispose of Hazardous Materials in or on the Premises, or the Lot or dispose of Hazardous Materials from the Premises to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.
Section 6901 et seq., and all other applicable laws, ordinances and regulations; to notify Landlord of any incident which would require the filing of a notice under applicable federal, state, or local law; not to use, store or dispose of Hazardous

Materials on the Premises without first submitting to Landlord a list of all such Hazardous Materials and all permits required therefor and thereafter providing to Landlord on an annual basis Tenant's certification that all such permits have been renewed with copies of such renewed permits; and to comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises. As used herein, "Hazardous Materials" shall mean and include, any petroleum product and all hazardous or toxic substances or wastes including any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to the environment, contamination or clean-up (all such laws, rules and regulations being referred to collectively as the "Environmental Laws"), including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 and regulations adopted pursuant to said Act. Notwithstanding the foregoing, Tenant may use cleaning solvents and other materials ordinary and customary to office use in usual amounts, provided the use, storage and disposal of the same are in strict compliance with all Environmental Laws.

         6.1.4 Rules and Regulations. To comply with the Rules and Regulations set forth in Exhibit D and all other reasonable Rules and Regulations hereafter made by Landlord, of which Tenant has been given notice, for the care and use of the Building and the Lot and their facilities and approaches, it being understood that Landlord shall not be liable to Tenant for the failure of other tenants of the Building to conform to such Rules and Regulations.

         6.1.5 Safety Appliances. To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

         6.1.6    Assignment and Subletting.

                  Not without the prior written consent of Landlord to assign, mortgage, pledge, encumber, sell or transfer this Lease, in whole or in part, to make any sublease, or to permit occupancy of the Premises or any part thereof by anyone other than Tenant, voluntarily or by operation of law (it being understood that in no event shall Landlord consent to any such assignment, sublease or occupancy if the same is on terms more favorable to the successor occupant than to the then occupant when Landlord or an affiliate of Landlord has reasonably equivalent space available in the Building or another Office Park Building or will have such space available on the effective date of the proposed assignment, sublease or occupancy); as additional rent, to reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting; no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance. Landlord's consent to any proposed assignment or subletting is required both as to the terms and conditions thereof, and as to the creditworthiness of the proposed assignee or subtenant given the nature of the proposed assignment or sublease and the consistency of the proposed assignee's or subtenant's business with other uses and tenants in the Building. In the event that any assignee or subtenant pays to Tenant any amounts in excess of the Annual Rent and additional rent then payable hereunder, or pro rata portion thereof on a square footage basis for any portion of the Premises, Tenant shall promptly pay fifty percent (50%) of said excess to Landlord as and when received by Tenant. If Tenant requests Landlord's consent to assign this Lease or sublet more than twenty-five (25%) of the Premises, Landlord shall have the option ("Landlord's Recapture Right"), exercisable by written notice to Tenant given within ten (10) days after receipt of such request, to terminate this Lease as of a date specified in such notice which shall be not less than thirty (30) or more than sixty (60) days after the date of such notice. Landlord may, in its sole discretion, withhold consent to any proposed assignment or subletting to another tenant of the Building or an affiliate of such tenant or an entity (or affiliate of any entity) with which Landlord was negotiating for space in the Building during the preceding twelve (12) months.

         If, at any time during the Term of this Lease, Tenant is:

                           (i)      a corporation, limited liability company or
a trust (whether or not having shares of beneficial interest) and there shall occur any change in the identity of any of the persons then having power to participate in the election or appointment of the directors, trustees or other persons exercising like functions and managing the affairs of Tenant; or

                           (ii)     a partnership or association or otherwise
not a natural person (and is not a corporation, limited liability company or a trust) and there shall occur any change in the identity of any of the persons who then are members of such partnership or association or who comprise Tenant;

         Tenant shall so notify Landlord and Landlord may terminate this Lease by notice to Tenant given within ninety (90) days thereafter if, in Landlord's reasonable judgment, the credit of Tenant is thereby materially impaired. This paragraph shall not apply if the initial Tenant named herein is a corporation and the outstanding voting stock thereof is listed on a recognized securities exchange.

         Notwithstanding the foregoing (but without derogating from Landlord's Recapture Right), Landlord agrees not to unreasonably withhold its consent to an assignment of this Lease or a sublease of a portion of the Premises by Tenant provided that (a) Tenant is not in default hereunder beyond any applicable grace period (provided that it shall be a condition of the approval of any applicable grace period (provided that it shall be a condition of the approval of any assignment or sublease that the default in question is cured prior to the expiration of the applicable grace period), (b) Landlord determines in its reasonable discretion that the proposed assignee or sublessee (i) is a first-class office establishment and would use the leased premises solely for the Permitted Uses, and (ii) has a net worth equal to or greater than the greater of (x) the net worth of Tenant as of the date of execution of this Lease or (y) the net worth of Tenant at the time of such request, as evidenced by financial statements of Tenant and the proposed assignee or sublessee in scope and substance satisfactory to Landlord and in conformity with generally accepted accounting principles and, if requested by Landlord, certified by a certified public accountant acceptable to Landlord, (c) the proposed assignee or sublessee shall not be (i) a tenant of the Building or an affiliate of such tenant or (ii) an entity (or an affiliate of any entity) with which Landlord was negotiating for space in the Building during the preceding twelve (12) months, and (d) the proposed assignment or sublease will not result in a breach of any covenant or obligation of Landlord under any other lease or permit any other tenant to terminate or modify its lease. In the case of any assignment hereunder, the proposed assignee must specifically assume and agree in writing to be bound by all of the obligations of the Tenant hereunder.

         6.1.7 Indemnity. To defend, with counsel approved by Landlord, all actions against Landlord, Managing Agent, any partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord or Managing Agent, holders of mortgages secured by the Premises or the Building and Lot and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to (i) injury to or death of any person, or damage to or loss of property, on the Premises or on adjoining sidewalks, streets or ways, or connected with the use, condition or occupancy of any of the foregoing unless caused by the negligence of Landlord or its servants or agents,
(ii) violation of this Lease, or (iii) any act, fault, omission, or other misconduct of Tenant or its agents, employees, contractors, licensees, sublessees or invitees or (iv) the use, generation, storage or disposal of Hazardous Materials by Tenant or its agents, employees or invitees on the Premises, the Building or Lot or any portion thereof or any surrounding area, including, without limitation, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from or related to removal or other remediation of any Hazardous Materials or precautions required to protect against the release of Hazardous Materials by Tenant or its agents, employees, contractors, licensees, sublessees or invitees into the environment to the extent required by any Environmental Laws (as defined below).

         6.1.8 Tenant's Insurance. To maintain (a) all risk property insurance in amounts sufficient to fully cover Tenant's improvements and all property in the Premises which is not owned by Landlord and (b) commercial general liability insurance on the Premises, with Landlord named as an additional insured, indemnifying Landlord and Tenant against all claims and demands for (i) injury to or death of any person or damage to or loss of property, on the Premises, or connected with the use, condition or occupancy of any of the foregoing unless caused by the negligence of Landlord or its servants or agents, or (ii) any act, fault or omission, or other misconduct of Tenant or its agents, employees, contractors, licensees, sublessees or invitees, in amounts which shall, at the beginning of the Term, be at least equal to the limits set forth in Section 1.1, and from time to time during the Term, shall be for such higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes, and shall be written on the "Occurrence Basis," and to furnish Landlord with certificates thereof. Such insurance shall be effected under valid and enforceable policies with insurers authorized to do business in Massachusetts as stock or mutual companies that are rated in the current edition of Best's Key Rating Guide, Property and Casualty as A and as Class VII or higher. Such policies shall name Landlord and Tenant as the insureds as their respective interests may appear. Not later than the first to occur of (a) the Commencement Date or (b) the commencement of any activities by Tenant in or about the

Premises and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Section 6.1.8, Tenant shall deliver to Landlord certificates of insurance issued by the insurers evidencing all such policies in form satisfactory to Landlord, accompanied by evidence satisfactory to Landlord of payment of the first installment of the premiums. Each such policy shall provide that it may not be canceled and that its form, terms or conditions may not be changed without at least thirty (30) days' prior written notice to each insured named therein.

         6.1.9 Tenant's Worker's Compensation Insurance. To keep all of Tenant's employees working in the Premises covered by worker's compensation insurance in statutory amounts and to furnish Landlord with certificates thereof.

         6.1.10 Landlord's Right of Entry. Upon prior oral or written notice to Tenant (except in the event of an emergency when no such notice shall be required), to permit Landlord and Landlord's agents entry: to examine the Premises at reasonable times and, if Landlord shall so elect, to make repairs or replacements; to remove, at Tenant's expense, any changes, additions, signs, curtains, blinds, shades, awnings, aerials, or the like not consented to in writing; and to show the Premises to prospective tenants during the twelve (12) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times.

         6.1.11 Loading. Not to place Tenant's Property, as defined in Section 6.1.13, upon the Premises so as to exceed a rate of fifty (50) pounds of live load per square foot and not to move any safe, vault or other heavy equipment in, about or out of the Premises except in such manner and at such times as Landlord shall in each instance approve. Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other leased space in the Building shall be placed and maintained by Tenant in settings of cork, rubber, spring, or other types of vibration eliminators sufficient to eliminate such vibration or noise.

         6.1.12 Landlord's Costs. In case Landlord shall be made party to any litigation commenced by or against Tenant or by or against any parties in possession of the Premises or any part thereof claiming under Tenant, to pay, as additional rent, all costs including, without implied limitation, reasonable counsel fees incurred by or imposed upon Landlord in connection with such litigation to the extent that Landlord prevails in such litigation and, as additional rent, also to pay all such costs and fees incurred by Landlord in connection with the successful enforcement by Landlord of any obligations of Tenant under this Lease.

         6.1.13 Tenant's Property. All the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot ("Tenant's Property") shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord unless due to the gross negligence or willful misconduct of Landlord.

         6.1.14 Labor or Materialmen's Liens. To pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors; not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises; and immediately to discharge or bond over any such liens which may so attach.

         6.1.15 Changes or Additions. Not to make any changes or additions to the Premises without Landlord's prior written consent and only in accordance with Article III hereto, provided that Tenant shall reimburse Landlord for all reasonable costs incurred by Landlord in reviewing Tenant's proposed changes or additions, and provided further that, in order to protect the functional integrity of the Building, all changes and additions shall be performed by contractors selected from a list of approved contractors prepared by Landlord from time to time.

         6.1.16 Holdover. To pay to Landlord the greater of one hundred fifty percent (150%) of (a) the then fair market rent as conclusively determined by Landlord or (b) the total of the Annual Rent and all additional rent then applicable for each month or portion thereof Tenant shall retain possession of the Premises or any part thereof after the termination of this Lease, whether by lapse of time or otherwise, and also to pay all damages sustained by Landlord on account thereof (with due credit for all sums previously paid by Tenant to Landlord pursuant to this Section 6.1.6); the provisions of this subsection shall not operate as a waiver by Landlord of the right of reentry provided in this Lease. At the option of Landlord exercised by a written notice given to Tenant while such holding over continues, such holding over shall constitute an extension of this Lease for a period of one year.

         6.1.17 Security. To indemnify, and save Landlord harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Tenant which is suffered or occurs in or about the Premises or in or about the Building or the Lot by reason of the act of any intruder or any other person in or about the Premises, the Building or the Lot other than employees or agents of Landlord or Landlord's contractors, mortgagees, assets or affiliates.

         6.1.18 Tenant Financial Statements. In connection with a proposed sale or financing of the Building or Lot, or in connection with a default by Tenant which continues after notice and the expiration of any applicable cure period, Tenant shall provide Landlord with Tenant's most recent financial statements (audited, if available) within thirty (30) days of Landlord's notice to Tenant requesting the same.

                                  ARTICLE VII
                      DAMAGE AND DESTRUCTION; CONDEMNATION

7.1      FIRE OR OTHER CASUALTY.

         7.1.1 Subject to the provisions of Section 7.1.2 hereof, in the event during the Term hereof the Premises shall be partially damaged (as distinguished from "substantially damaged" as such term is hereinafter defined) by fire, explosion, casualty or any other occurrence covered or as may be required to be covered, as herein provided, by Landlord's insurance or by such casualty plus required demolition, or by action taken to reduce the impact of any such event,

Landlord shall forthwith proceed to repair such damage and restore the Premises, or so much thereof as was originally constructed or delivered by Landlord to substantially its condition at the time of such fire, explosion, casualty or occurrence, provided that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered as a result of such damage and, further provided that Tenant is not then in default of any of its obligations under this Lease beyond any applicable cure period. Landlord shall not be responsible for any delay which may result from any cause beyond Landlord's reasonable control.

         7.1.2    If, however, (i) the Premises should be damaged or destroyed
(a) by fire or other casualty (1) to the extent of twenty-five percent (25%) or more of the cost of replacement, or (2) so that twenty-five (25%) or more of the principal area contained in the Premises shall be rendered untenantable, or (b) by any casualty other than those which would be covered by a usual and customary casualty insurance policy with so-called "all-risk" coverage (hereinafter "substantially damaged"), or (ii) the Premises shall be damaged in whole or in part during the last year of the Term, or (iii) there shall be damage to the Premises of a character as cannot reasonably be expected to be repaired within nine (9) months from the date of casualty, or (iv) such restoration involves the demolition of or repair of damage to twenty-five percent (25%) or more of the Premises, or (v) applicable law requires the demolition of the Building or forbids the rebuilding of the damaged portion of the Building, or (vi) such restoration requires repairs in an amount in excess of the insurance proceeds recovered or recoverable, or (vii) Landlord's mortgagee shall require that the insurance proceeds from such damage or destruction be applied against the principal balance due on any mortgage, Landlord may, at its option, either terminate this Lease or elect to repair the Premises and Landlord shall notify Tenant as to its election within ninety (90) days after such fire or casualty. If Landlord elects to terminate this Lease, the Term hereof shall end on the date specified in the notice (which shall be the end of a calendar month and not sooner than thirty (30) days after such election was made). If Landlord does not elect to terminate this Lease, then Landlord shall perform such repairs set forth in Section 7.1.3 hereof and Tenant shall perform such repairs in the Building as set forth in Section 7.1.4 hereof, and the Term shall continue without interruption and this Lease shall remain in full force and effect.

         If Landlord has not elected to terminate this Lease and if there shall be damage to the Premises of a character as cannot (in the judgment of Landlord's engineer) reasonably be expected to be repaired within nine (9) months from the date of casualty, then Tenant may, at its option, terminate this Lease provided that Tenant's election shall be made by notice to Landlord within thirty (30) days of Landlord's delivery of the estimate of Landlord's engineer as to the time period required for restoration.

         7.1.3 If Landlord does not elect to terminate this Lease as provided in Section 7.1.2 hereof and if Tenant is not then in default of any of its obligations under the Lease beyond any applicable cure period provided for herein, Landlord shall, provided any third party mortgagee of the Building makes insurance proceeds available for restoration, promptly after adjustment of any insurance claim reconstruct as much of the Premises as was originally constructed by Landlord (it being understood by Tenant that Landlord shall not be responsible for any reconstruction of leasehold improvements, which reconstruction is the sole responsibility of Tenant) to substantially its condition at the time of such damage, but Landlord shall not be responsible for any delays which may result from any cause beyond Landlord's reasonable control. If Landlord fails to substantially complete such repairs within twelve (12) months from the date of casualty, then Tenant may, at its option, terminate this Lease provided that Tenant's election shall be made by notice to Landlord within thirty (30) days after the end of such nine (9) month period, and provided further that such election shall be null and void and of no force and effect if Landlord substantially completes such repairs within thirty
(30) days after the date of such notice.

         7.1.4 If Landlord does not elect to terminate this Lease as provided in Section 7.1.2 hereof, Tenant shall, at its own cost and expense, repair and restore the Premises in accordance with the provisions of Section 6.1.15 hereof to the extent not required to be repaired by Landlord pursuant to the provisions of this Section 7.1, including, but not limited to, the repairing and/or replacement of its merchandise, trade fixtures, furnishings and equipment in a manner and to at least a condition equal to that prior to its damage or destruction. Tenant agrees to commence the performance of its work when notified by Landlord that the work to be performed by Tenant can, in accordance with good construction practices, then be commenced and Tenant shall complete such work as promptly thereafter as is practicable, but in no event more than 120 days thereafter.

         7.1.5 All proceeds payable from Landlord's insurance policies with respect to the Premises shall belong to and shall be payable to Landlord. If Landlord does not elect to terminate this Lease as provided in Section 7.1.2 hereof, Landlord shall disburse and apply so much of any insurance recovery as shall be necessary against the cost to Landlord of restoration and rebuilding of Landlord's work referred to in Section 7.1.3 hereof, subject to the prior rights of any lessor under a ground or underlying lease covering the Building and/or the holder of any mortgage liens against the Building.

         7.1.6    In the event that the provisions of Section 7.1.1 or Section
7.1.2 shall become applicable, the Annual Rent and additional rent shall be abated or reduced proportionately during any period in which, by reason of such damage or destruction, there is substantial interference with the operation of the business of Tenant in the Premises, having regard to the extent to which Tenant may be required to discontinue its business in the Premises, and such abatement or reduction shall continue for the period commencing with such destruction or damage and ending with the completion by Landlord of such work of repair and/or reconstruction as Landlord is obligated to do.

7.2      EMINENT DOMAIN.

         If, after the execution and before termination of this Lease, the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority, or in the event of conveyance in lieu thereof, the Term shall cease as of the day possession shall be taken by such authority, and Tenant shall pay Annual Rent and additional rent up to that date with a pro-rata refund by Landlord of such Annual Rent and additional rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

         If less than twenty-five percent (25%) of the Premises shall be so taken or conveyed, this Lease shall cease only with respect to the parts so taken or conveyed, as of the day possession shall be taken, and Tenant shall pay rent up to that day, with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, and thereafter the Annual Rent shall be equitably adjusted. Pending agreement of such rental adjustment, Tenant agrees to pay to Landlord the Annual Rent and additional rent in effect immediately prior to the taking by eminent domain. Landlord shall at its expense make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit as soon as reasonably practicable.

         If more than twenty-five percent (25%) of the Premises shall be so taken or conveyed, then the Term shall cease only as respects the part so taken or conveyed, from the day possession shall be taken, and Tenant shall pay rent to that date with an appropriate refund by Landlord of such rent as may have been paid in advance for a period subsequent to the date of the taking of possession, but Landlord shall have the right to terminate this Lease upon notice to Tenant in writing within thirty (30) days after such taking of possession. If Landlord does not elect to terminate the Lease, all of the terms herein provided shall continue in effect except that the Annual Rent and additional rent shall be equitably adjusted, and Landlord shall make all necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit as soon as reasonably practicable.

         In the event that this Lease is not terminated as aforesaid, and Landlord fails to substantially complete necessary repairs or alterations so as to constitute the remaining premises a complete architectural unit within twelve
(12) months from the date of the taking, then Tenant may, at its option, terminate this Lease provided that Tenant's election shall be made by notice to Landlord within thirty (30) days after the end of such twelve (12) month period, and provided further that such election shall be null and void and of no force and effect if Landlord substantially completes such repairs within thirty (30) days after the date of such notice.

         All compensation awarded for any such taking or conveyance, whether for the whole or a part of the Premises, shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to seek a separate award for Tenant's stock, trade fixtures and relocation expense.

         In the event of any taking of the Premises or any part thereof for temporary use, this Lease shall be and remain unaffected thereby and rent shall not abate.

                                  ARTICLE VIII
                               RIGHTS OF MORTGAGEE

8.1      PRIORITY OF LEASE.

         This Lease is and shall continue to be subject and subordinate to any presently existing mortgage or deed of trust of record covering the Lot or Building or both (the "mortgaged premises"). The holder of any such presently existing mortgage or deed of trust shall have the election to subordinate the same to the rights and interests of Tenant under this Lease exercisable by filing with the appropriate recording office a notice of such election, whereupon the Tenant's rights and interests hereunder shall have priority over such mortgage or deed of trust. Landlord shall endeavor to obtain a Non-Disturbance Agreement from the existing mortgagee of the mortgaged premises.

         Unless the option provided for in the next following sentence shall be exercised, this Lease shall be superior to and shall not be subordinate to, any mortgage, deed of trust or other voluntary lien hereafter placed on the mortgaged premises. The holder of any such mortgage, deed of trust or other voluntary lien shall have the option to subordinate this Lease to the same, provided that such holder enters into an agreement with Tenant by the terms of which the holder will agree to recognize the rights of Tenant under this Lease and to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made to expressly bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing the mortgaged premises at any foreclosure sale. Any such mortgage to which this Lease shall be subordinated may contain such terms, provisions and conditions as the holder deems usual or customary.

8.2      RIGHTS OF MORTGAGE HOLDERS; LIMITATION OF MORTGAGEE'S LIABILITY.

         The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, including without limitation Section 10.4, no such holder of a mortgage shall be liable, either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Section 3.2. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Section 3.2), subject to and with the benefit of the provisions of Section 10.4, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises.

8.3      MORTGAGEE'S ELECTION.

         Notwithstanding any other provision to the contrary contained in this Lease, if prior to substantial completion of Landlord's obligations under
Article III, any holder of a first mortgage on the mortgaged premises enters and takes possession thereof for the purpose of foreclosing the mortgage, such holder may elect, by written notice given to Tenant and Landlord at any time within ninety (90) days after such entry and taking of possession, not to perform Landlord's obligations under Article III, and in such event such holder and all persons claiming under it shall be relieved of all obligations to perform, and all liability for failure to perform, said Landlord's obligations under Article III, and Tenant may terminate this Lease and all its obligations hereunder by written notice to Landlord and such holder given within thirty (30) days after the day on which such holder shall have given its notice as aforesaid.

8.4      NO PREPAYMENT OR MODIFICATION, ETC.

         Tenant shall not pay Annual Rent, additional rent, or any other charge more than ten (10) days prior to the due date thereof. No prepayment of Annual Rent, additional rent or other charge, no assignment of this Lease and no agreement to modify so as to reduce the rent, change the Term, or otherwise materially change the rights of Landlord under this Lease, or to relieve Tenant of any obligations or liability under this Lease, shall be valid unless consented to in writing by Landlord's mortgagees of record, if any.

8.5      NO RELEASE OR TERMINATION.

         No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter, but nothing contained in this Section 8.5 shall be deemed to impose any obligation on any such mortgagee to correct or cure any such condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises, if the mortgagee elects to do so, and a reasonable time to correct or cure the condition if such condition is determined to exist.

8.6      CONTINUING OFFER.

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a mortgagee (particularly, without limitation thereby, the covenants and agreements contained in this Article VIII) constitute a continuing offer to any person, corporation or other entity, which by accepting or requiring an assignment of this Lease or by entry or foreclosure assumes the obligations herein set forth with respect to such mortgagee; such mortgagee is hereby constituted a party to this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such mortgagee shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article VIII.

8.7      MORTGAGEE'S APPROVAL.

         Landlord's obligation to perform its covenants and agreements hereunder is subject to the condition precedent that this Lease be approved by the holder of any mortgage of which the Premises are a part and by the issuer of any commitment to make a mortgage loan which is in effect on the date hereof.

                                   ARTICLE IX
                                     DEFAULT

9.1      EVENTS OF DEFAULT.

         If any default by Tenant continues, in case of Annual Rent, additional rent or any other monetary obligation to Landlord for more than five (5) days after notice (provided that no such notice shall be required if Tenant has defaulted in any monetary obligation within the previous twelve (12) month period), or if Tenant fails to provide an estoppel certificate in accordance with Section 10.10 hereof, or if any default by Tenant continues in any other case for more than thirty (30) days after notice and such additional time, if any, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days and Tenant promptly commences to cure such default and diligently pursues such cure without interruption to completion; or if Tenant becomes insolvent, fails to pay its debts as they fall due, files a petition under any chapter of the U.S. Bankruptcy Code, 11 U.S.C. 101 et seq., as it may be amended (or any similar petition under any insolvency law of any jurisdiction), or if such petition is filed against Tenant; or if Tenant proposes any dissolution, liquidation, composition, financial reorganization or recapitalization with creditors, makes an assignment or trust mortgage for benefit of creditors, or if a receiver, trustee, custodian or similar agent is appointed or takes possession with respect to any property of Tenant; or if the leasehold hereby created is taken on execution or other process of law in any action against Tenant; then, and in any such case, Landlord and the agents and servants of Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter while such default continues and without further notice, at Landlord's election, do any one or more of the following: (1) give Tenant written notice stating that the Lease is terminated, effective upon the giving of such notice or upon a date stated in such notice, as Landlord may elect, in which event the Lease shall be irrevocably extinguished and terminated as stated in such notice without any further action, or (2) with or without process of law, in a lawful manner enter and repossess the Premises as of Landlord's former estate, and expel Tenant and those claiming through or under Tenant, and remove its and their effects, without being guilty of trespass, in which event the Lease shall be irrevocably extinguished and terminated at the time of such entry, or (3) pursue any other rights or remedies permitted by law. Any such termination of the Lease shall be without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and in the event of such termination Tenant shall remain liable under this Lease as hereinafter provided. Tenant hereby waives all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived, and Landlord, without notice to Tenant, may store Tenant's effects and those of any person claiming through or under Tenant at the expense and risk of Tenant and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

9.2      TENANT'S OBLIGATIONS AFTER TERMINATION.

         In the event that this Lease is terminated under any of the provisions contained in Section 9.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, (i) the excess of the total rent reserved for the residue of the Term over the rental value of the Premises for said residue of the Term and (ii) the unamortized portion of the actual out-of-pocket costs and expenses incurred by Landlord in completing Landlord's Work and fees and commissions paid to the Broker, amortized on a straight-line reduction basis from 100% to 0% over the Term of the Lease set forth in Section 1.1 hereof. In calculating the rent reserved, there shall be included, in addition to the Annual Rent and all additional rent, the value of all other consideration agreed to be paid or performed by Tenant for said residue. Tenant further covenants as an additional and cumulative obligation after any such ending to pay punctually to Landlord all the sums and perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant under the next foregoing covenant, Tenant shall be credited with any amount paid to Landlord as compensation as provided in the first sentence of this Section 9.2 and also with the net proceeds of any rents obtained by Landlord by reletting the Premises, after deducting all Landlord's expenses in connection with such reletting, including, without implied limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord in its sole judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                                    ARTICLE X
                                  MISCELLANEOUS

10.1     NOTICE OF LEASE.

         Upon request of either party, both parties shall execute and deliver, after the Term begins, a notice of this Lease in form appropriate for recording or registration, and if this Lease is terminated before the Term expires, an instrument in such form acknowledging the date of termination.

10.2     RELOCATION.

         During all but the last six (6) months of the Term, Landlord reserves the right to relocate the Premises to comparable space within the Building or another Office Park Building by giving Tenant prior written notice of such intention to relocate provided that the new Premises shall be substantially similar to the Premises in area and use for Tenant's purpose and such relocation shall be made in order to lease the Premises to a tenant who will occupy a majority of the floor of the Building on which the Premises are located. If within thirty (30) days after receipt of such notice, Landlord and Tenant have not agreed on the space to which the Premises are to be relocated and the timing of such relocation, this Lease shall terminate on that date which is sixty (60) days after the Tenant's receipt of such notice. If Landlord and Tenant do so agree, then the Lease shall be deemed amended by deleting the description of the original Premises and substituting thereof a description of such comparable space and, if such relocation is to another Office Park Building owned by a party other than Landlord, by reexecuting the Lease with the owner of such other Office Park Building being substituted for the Landlord hereunder. Landlord agrees to pay the reasonable costs of moving Tenant to such other space within the Building or another Office Park Building, including, without limitation, moving costs and the costs of improving the new premises so that they are substantially similar to the Premises and all reasonable costs incurred by Tenant as a result of relocating the Premises. Any such relocation shall be made during evenings or weekends and shall be done in a manner designed to minimize inconvenience to Tenant.

10.3     NOTICES FROM ONE PARTY TO THE OTHER.

         All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at Tenant's Address or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at Landlord's Address or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall have been deemed duly given if mailed to such address postage prepaid, registered or certified mail, return receipt requested, when deposited with the U.S. Postal Service, or if delivered to such address by hand, when so delivered.

10.4     BIND AND INURE.

         The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Landlord named herein and each successive owner of the Premises shall be liable only for the obligations accruing during the period of its ownership. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Building and the Lot but not upon other assets of Landlord. No individual partner, member, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Building and the Lot in pursuit of its remedies upon an event of default hereunder, and the general assets of the individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

10.5     NO SURRENDER.

         The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or a surrender of the Premises.

10.6     NO WAIVER, ETC.

         The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this Lease or any of the Rules and Regulations referred to in Section 6.1.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant in the Building be deemed a waiver of any such Rules or Regulations. The receipt by Landlord of Annual Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach by Landlord, unless such waiver be in writing and signed by Landlord. No consent or waiver, express or implied, by Landlord to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

10.7     NO ACCORD AND SATISFACTION.

         No acceptance by Landlord of a lesser sum than the Annual Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed as accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

10.8     CUMULATIVE REMEDIES.

         The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to the other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

10.9     LANDLORD'S RIGHT TO CURE.

         If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation, notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at the rate of 4% per annum in excess of the then prime commercial rate of interest being charged by the three largest national banks in Boston, Massachusetts) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

10.10    ESTOPPEL CERTIFICATE.

         Tenant agrees, from time to time, upon not less than 15 days' prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect; that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Rent and additional rent and to perform its other covenants under this Lease; that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been modifications, that this Lease is in full force and effect as modified and stating the modifications, and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail); and the dates to which the Annual Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this
Section 10.10 shall be in a form reasonably acceptable to and may be relied upon by any prospective purchaser or mortgagee of premises which include the Premises or any prospective assignee of any such mortgagee.

10.11    WAIVER OF SUBROGATION.

         Any insurance carried by either party with respect to the Premises and property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrences of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent of the indemnification received thereunder.

10.12    ACTS OF GOD.

         In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

10.13    BROKERAGE.

         Tenant and Landlord represent and warrant that they dealt with no brokers in connection with this transaction other than the Broker and agree to defend, with counsel approved by the other, indemnify and save the other harmless from and against any and all cost, expense or liability for any compensation, commissions or charges claimed by a broker or agent, other than the Broker in connection with this Lease. Landlord hereby agrees to pay the brokerage fees to the Broker in connection with the execution and delivery of this Lease.

10.14    SUBMISSION NOT AN OFFER.

         The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy has been delivered to each of them.

10.15    APPLICABLE LAW AND CONSTRUCTION.

         This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

         There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

         The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

         Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

10.16    AUTHORITY.

         Tenant represents and warrants to Landlord (which representations and warranties shall survive the delivery of this Lease) that: (a) Tenant (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the corporate power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the corporate power to execute and deliver and perform its obligations under this Lease and
(b) the execution, delivery and performance by Tenant of its obligations under this Lease have been duly authorized by all requisite corporate action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter or by-laws of the Tenant or any indenture, agreement or other instrument to which it is a party or by which it is bound.

         Landlord represents and warrants to Tenant (which representations and warranties shall survive the delivery of this Lease) that: (a) Landlord (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation, (ii) has the power and authority to carry on businesses now being conducted and is qualified to do business in every jurisdiction where such qualification is necessary and (iii) has the power to execute and deliver and perform its obligations under this Lease and (b) the execution, delivery and performance by Landlord of its obligations under this Lease have been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the partnership agreement or other governing instruments of the Landlord or any indenture, agreement or other instrument to which it is a party or by which it is bound.

                                   ARTICLE XI
                                SECURITY DEPOSIT

         Upon the execution of the Lease, Tenant shall provide to Landlord either a cash deposit in the amount of the Security Deposit or an irrevocable and unconditional letter of credit in the amount of the Security Deposit (in either case, the "Security Deposit") issued by a bank or other institution reasonably satisfactory to Landlord and in form and substance reasonably satisfactory to Landlord, naming Landlord, its successors and assigns as the beneficiary and expiring no less than one (1) month after the Term Expiration Date or one (1) year from the Term Commencement Date so long as the same is self-renewing for additional periods of one (1) year each through the end of the Term (the "Letter of Credit"). Landlord shall be permitted to draw upon the Letter of Credit in the event of (a) a default by Tenant in any of its obligations hereunder and the expiration of any applicable cure period, in which event Landlord may draw upon all or a portion of the Letter of Credit and apply the proceeds as described below, or (b) failure by Tenant to provide to Landlord a replacement or substitute Letter of Credit in the amount of the Security Deposit, and otherwise subject to the conditions set forth above, no less than thirty (30) days prior to the expiration date of the Letter of Credit then held by Landlord, in which event Landlord may draw upon all of the Letter of Credit and hold the cash proceeds thereof as the Security Deposit hereunder. Notwithstanding the foregoing, so long as Tenant is not in default of any of its obligations under this Lease, the Security Deposit and if applicable, the Letter of Credit, shall be reduced on the first anniversary date of this Lease, and on each subsequent anniversary date, by the amount of $22,913.75.

         The Security Deposit is being delivered by Tenant to Landlord as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of the Lease. If the Security Deposit is provided to Landlord in cash, the Security Deposit shall be held in an account to be selected by Landlord in its sole and absolute discretion, with no interest thereon to Tenant. On termination of the Term, the Security Deposit, or the portion thereof then held by Landlord, shall be returned to Tenant, provided there exists no breach or default of any provisions of this Lease by Tenant. Landlord shall not have any obligation to segregate the Security Deposit from other funds held by Landlord.

         If all or any part of the Security Deposit is applied to an obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance by Landlord of its interest under this Lease, the Security Deposit may be delivered by Landlord to Landlord's grantee or transferee. Upon any delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

         EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                               LANDLORD:

                               CAMBRIDGEPARK ONE LIMITED PARTNERSHIP

                               By: Its Agent: Spaulding and Slye Services Limited Partnership

                               By: /s/ ILLEGIBLE
                                   ___________________________
                                   Sr. VP

                               TENANT:

                               NOVIRIO PHARMACEUTICALS, INC.


                               By: /s/ Jean-Pierre Sommodossi
                                   _______________________________________
                                        Name: J.P. Sommodossi
                                        Title: Ex. President and Chairman
                                        Hereunto duly authorized

                                    Exhibit A

                              PROPERTY DESCRIPTION

That certain parcel of land in Cambridge, Middlesex, Massachusetts on the northerly side of Rindge Avenue Extension as shown on the plan entitled "Plan of Land Cambridge, Mass." dated Dec. 18, 1981, prepared by Harry R. Feldman, Inc., and recorded in the Middlesex South Registry of Deeds as Plan No. 560 of 1983, more particularly bounded and described as follows:

Southerly:        By Rindge Avenue Extension, three hundred (300.00) feet

Westerly:         By land in part now or formerly of Plewelling and George B.
                  Dodge, Trustees of Dodge Realty Trust, and in part now or formerly of Boston & Maine Railroad, three hundred and seven and 49/100 (307.49) feet

Northerly:        By a curve with a length of twenty-three and 42/100 (23.42)
                  feet;

Westerly:         Thirteen and 86/100 (13.86) feet;

Southerly:        By a curve with a length of twenty-three and 42/100 (23.42)
                  feet;

Westerly:         Forty-one and 44/100 (41.44) feet;

Northerly:        By a curve with a length of three hundred ninety-nine and
                  78/100 (399.78) feet;

Easterly:         Forty-three and 74/100 (43.74) feet; all of the preceding six bounds by land now or formerly of Boston & Maine Railroad;

Southerly:        By land now or formerly of Peter A. Frasse & Co. Inc.
                  seventy-eight and 43/100 (78.34) feet;

Easterly:         By land of Peter A. Frasse & Co. Inc., four hundred
                  thirty-three and 91/100 (433.91) feet;

                                    EXHIBIT B

                              PLAN SHOWING PREMISES

                             [Graphic of Floor Plan]

                                    EXHIBIT C

                               LANDLORD'S SERVICES

I.       CLEANING

         A.       GENERAL

                  1. All cleaning work will be performed between 5 p.m. and 12 midnight, Monday through Friday, unless otherwise necessary for stripping, waxing, etc.

                  2. Abnormal waste removal (e.g., computer installation paper, bulk packaging, wood or cardboard crates, refuse from cafeteria operation, etc.) shall be Tenant's responsibility.

         B.       DAILY OPERATIONS (5 TIMES PER WEEK)

                  1.       Tenant Areas

                           a. Empty and clean all waste receptacles; wash receptacles as necessary.

                           b.       Vacuum all rugs and carpeted areas.

                           c.       Empty, damp-wipe and dry all ashtrays.

                  2.       Lavatories

                           a.       Sweep and wash floors with disinfectant.

                           b.       Wash both sides of toilet seats with
                                    disinfectant.

                           c.       Wash all mirrors, basins, bowls, urinals.

                           d.       Spot clean toilet partitions.

                           e. Empty and disinfect sanitary napkin disposal receptacles.

                           f. Refill toilet tissue, towel, soap, and sanitary napkin dispensers.

                  3.       Public Areas

                           a. Wipe down entrance doors and clean glass (interior and exterior).

                           b. Vacuum elevator carpets and wipe down doors and walls.

                           c.       Clean water coolers.

         C.       OPERATIONS AS NEEDED (BUT NOT LESS THAN EVERY OTHER DAY)

                  1.       Tenant and Public Areas

                           a.       Buff all resilient floor areas.

         D.       WEEKLY OPERATIONS

                  1.       Tenant Areas, Lavatories, Public Areas

                           a. Hand-dust and wipe clean all horizontal surfaces with treated cloths to include furniture, office equipment, window sills, door ledges, chair rails, baseboards, convector tops, etc., within normal reach.

                           b. Remove finger marks from private entrance doors, light switches, and doorways.

                           c.       Sweep all stairways.

         E.       MONTHLY OPERATIONS

                  1.       Tenant and Public Areas

                           a. Thoroughly vacuum seat cushions on chairs, sofas, etc.

                           b.       Vacuum and dust grillwork.

                  2.       Lavatories

                           a.       Wash down interior walls and toilet
                                    partitions.

         F.       AS REQUIRED AND WEATHER PERMITTING

                  1.       Entire Building

                           a.       Clean inside of all windows.

                           b.       Clean outside of all windows.

         G.       YEARLY

                  1.       Public Areas

                           a.       Strip and wax all resilient tile floor
                                    areas.

II.      HEATING, VENTILATING, AND AIR CONDITIONING

                  1. Heating, ventilating, and air conditioning as required to provide reasonably comfortable temperatures for normal business day occupancy (excepting holidays); Monday through Friday from 8:00 a.m. to 5:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m.

                  2. Maintenance of any additional or special air conditioning equipment and the associated operating cost will be at Tenant's expense, which is estimated at $50 per hour.

III.     WATER

                           Hot water for lavatory purposes and cold water for drinking, lavatory and toilet purposes, and cold water for Tenant's kitchen and Tenant's hot water heater (Tenant is to supply hot water heater for Tenant's kitchen, if any).

IV.      ELEVATORS (IF BUILDING IS ELEVATORED)

                           Elevators for the use of all tenants and the general public for access to and from all floors of the Building. Programming of elevators (including, but not limited to, service elevators) shall be as Landlord from time to time determines best for the Building as a whole.

V.       RELAMPING OF LIGHT FIXTURES

                           Tenant will reimburse Landlord for the cost of lamps, ballasts and starters and the cost of replacing same within the Premises.

VI.      CAFETERIA AND VENDING INSTALLATIONS

         1. Any space to be used primarily for lunchroom or cafeteria operation shall be Tenant's responsibility to keep clean and sanitary, it being understood that Landlord's approval of such use must be first obtained in writing.

         2. Vending machines or refreshment service installations by Tenant must be approved by Landlord in writing and shall be restricted in use to employees and business callers. All cleaning necessitated by such installations shall be at Tenant's expense.

VII.     ELECTRICITY

         A. Landlord, at Landlord's expense, shall furnish electrical energy required for lighting, electrical facilities, equipment, machinery, fixtures, and appliances used in or for the benefit of the Premises, in accordance with the provisions of the Lease of which this Exhibit is part.

         B. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment other than normal office machines such as personal computers, desk-top calculators and typewriters, or any fixtures, appliances or equipment which Tenant on a regular basis operates beyond normal building operating hours. In the event of any such connection, Tenant agrees to an increase in the ANNUAL ESTIMATED ELECTRICAL COST TO THE PREMISES and a corresponding increase in Annual Rent by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord, such increase to be effective as of the date of any such installation. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs provided in Section 4.2 hereof.

         C. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. In order to insure that such capacity is not exceeded and to avert possible adverse effect upon the Building electric service, Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises. Unless Landlord shall reasonably object to the connection of any such fixtures, appliances or equipment, all additional risers or other equipment required therefor shall be provided by Landlord, and the cost thereof shall be paid by Tenant upon Landlord's demand. In the event of any such connection, Tenant agrees to an increase in the ANNUAL ESTIMATED ELECTRICAL COST TO THE PREMISES such increase to be effective as of the date of any such connection. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs provided in Section 4.2 hereof.

         D. If at any time after the date of this Lease, the rates at which Landlord purchases electrical energy from the public utility supplying electric service to the Building, or any charges incurred or taxes payable by Landlord in connection therewith, shall be increased or decreased, the ANNUAL ESTIMATED ELECTRICAL COST TO THE PREMISES shall be increased or decreased, as the case may be, by an amount equal to the estimated increase or decrease, as the case may be, in Landlord's cost of furnishing the electricity referred to in Paragraph A above as a result of such increase or decrease in rates, charges, or taxes. If Landlord and Tenant cannot agree thereon, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties, and the cost to Landlord will be included in Landlord's Operating Costs as provided in Section 4.2 hereof. Any such increase or decrease shall be effective as of the date of the increase or decrease in such rate, charge or taxes.

         E. Landlord may, at any time, elect to discontinue the furnishing of electrical energy. In the event of any such election by
                  Landlord: (1) Landlord agrees to give reasonable advance notice of any such discontinuance to Tenant (which notice shall be no less than ninety (90) days in advance); (2) Landlord agrees to permit Tenant to receive electrical service directly from the public utility supplying service to the Building and to permit the existing feeders, risers, wiring and other electrical facilities serving the Premises to be used by Tenant and/or such public utility for such purpose to the extent they are suitable and safely capable; (3) Landlord agrees to pay such charges and costs, if any, as such public utility may impose in connection with the installation of Tenant's meters and to make or, at such public utility's election, to pay for such other installations as such public utility may require, as a condition of providing comparable electrical service to Tenant; and (4) Tenant shall thereafter pay, directly to the utility furnishing the same, all charges for electrical services to the Premises.

                                    EXHIBIT D

                              RULES AND REGULATIONS

         The following rules and regulations have been formulated for the safety and well-being of all tenants of the Building and to insure compliance with governmental and other requirements. Strict adherence to these rules and regulations is necessary to guarantee that each and every tenant will enjoy a safe and undisturbed occupancy of its premises in the Building. Any continuing violation of these rules and regulations by Tenant shall constitute a default by Tenant under the Lease.

         Landlord may, upon request of any tenant, waive the compliance by such tenant of any of the following rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless otherwise agreed to by Landlord,
(iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with these rules and regulations, unless such other tenant has received a similar written waiver from the Landlord, and (iv) any such waiver shall not relieve Tenant from any liability to Landlord for any loss or damage occasioned as a result of Tenant's failure to comply with any rule or regulation

         1. The entrances, lobbies, passages, corridors, elevators, halls, courts, sidewalks, vestibules, and stairways shall not be encumbered or obstructed by Tenant, Tenant's agents, servants, employees, licensees or visitors or used by them for any purposes other than ingress or egress to and from the Premises. Landlord shall have the right to control and operate portions of the Building and the facilities furnished for common use of the tenants in such manner as Landlord deems best for the benefit of the tenants generally.

         2. The moving in or out of all safes, freight, furniture, or bulky matter of any description shall take place during the hours which Landlord may determine from time to time. Landlord reserves the right to inspect all freight and bulky matter to be brought into the Building and to exclude from the Building all freight and bulky matter which violates any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part. Landlord reserves the right to have Landlord's structural engineer review Tenant's floor loads on the Premises at

                  Tenant's expense, but no more often than once each year or as otherwise reasonably necessary or prudent.

         3. Tenant, or the employees, agents, servants, visitors or licensees of Tenant shall not at any time place waste or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building. No animals or birds shall be brought or kept in or about the Building. Bicycles shall not be permitted in the Building.

         4. Tenant shall not place objects against glass partitions or doors or windows or adjacent to any common space which would be unsightly from the Building corridors or from the exterior of the Building and will promptly remove the same upon notice from Landlord.

         5. Tenant shall not make noises, cause disturbances, create vibrations, odors (other than ordinarily acceptable tenant kitchen odors in the building) or noxious fumes or use or operate any electric or electrical devices or other devices that emit sound waves or are dangerous to other tenants and occupants of the Building or that would interfere with the operation of any device or equipment or radio or television broadcasting or reception from or within the Building or elsewhere, or with the operation of roads or highways in the vicinity of the Building, and shall not place or install any projections, antennae, aerials, or similar devices inside or outside of the Premises, without the prior written approval of Landlord.

         6. Tenant may not (without Landlord's approval therefor, which approval will be signified on Tenant's Plans submitted pursuant to the Lease) and Tenant shall not permit or suffer anyone to: (a) cook in the Premises except as accessory to the use of a coffee room/kitchenette containing a microwave oven;
                  (b) place vending or dispensing machines of any kind in or about the Premises; (c) at any time sell, purchase or give away, or permit the sale, purchase, or gift of food in any form.

         7. Tenant shall not: (a) use the Premises for lodging, manufacturing or for any illegal purposes; (b) use the Premises to engage in the manufacture or sale of, or permit the use of spirituous, fermented, intoxicating or alcoholic beverages on the Premises; (c) use the Premises to engage in the manufacture or sale of, or permit the use of, any illegal drugs on the Premises.

         8. No awning or other projections (including antennae) shall be attached to the outside walls or windows. No curtains, blinds, shades, screens or signs other than those furnished by Landlord shall be attached to, hung in, or used in connection with any window or door of the Premises without prior written consent of Landlord.

         9. No signs, advertisement, object, notice or other lettering shall be exhibited, inscribed, painted or affixed on any part of the outside or inside of the Premises if visible from outside of the Premises. Interior signs on doors shall be painted or affixed for Tenant by Landlord or by sign painters first approved by Landlord at the expense of Tenant and shall be of a size, color and style acceptable to Landlord.

         10. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity without prior written consent of Landlord. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from Landlord, Tenant will refrain from or discontinue such advertising.

         11. Door keys for doors in the Premises will be furnished at the Commencement of the Lease by Landlord. Tenant shall not affix additional locks on doors and shall purchase duplicate keys only from Landlord and will provide to Landlord the means of opening of safes, cabinets, or vaults left on the Premises. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay to Landlord the cost thereof. Each tenant shall, upon the termination of its tenancy, restore to Landlord all keys of offices, storage and toilet rooms either furnished to, or otherwise procured by, such tenant.

         12. Tenant shall cooperate and participate in all security programs affecting the Building.

         13. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage, which includes keeping doors locked and other means of entry to the Premises closed and secured.

         14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building, and shall not exhibit, sell or offer to sell, use, rent or exchange any item or services in or from the Premises unless ordinarily embraced within Tenant's use of the Premises as specified in its Lease. Canvassing, soliciting and peddling in the Building are prohibited and Tenant shall cooperate to prevent the same. Peddlers, solicitors and beggars shall be reported to the Management Office.

         15. Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or Premises. No boring, driving of nails or screws (except for picture hanging, etc.), cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct. Tenant shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system, except as reasonably required as part of a communication system approved in writing by Landlord, prior to the installation thereof. Tenant shall not install any resilient tile or similar floor covering in the Premises except with the prior written approval of Landlord. The use of cement or other similar adhesive material is expressly prohibited.

         16. Tenant shall not waste electricity or water and agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust controls. Tenant shall keep corridor doors closed except when being used for access.

         17. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damage resulting from misuse of said fixtures shall be borne by the tenant who, or whose servant, employees, agents, licensees, invitees, customers or guests shall have caused the same.

         18. Building employees shall not be required to perform, and shall not be requested by any tenant or occupant to perform, any work outside of their regular duties, unless under specific instructions from the office of the Managing Agent of the Building. The requirements of tenants will be attended to only upon application to Landlord, and any special requirements shall be billed to Tenant (and paid when the next installment of rent is due) in accordance with the schedule of charges maintained by Landlord from time to time or at such charge as is agreed upon in advance by Landlord and Tenant.

         19. Tenant may request heating and/or air conditioning during other periods in addition to normal working hours by submitting its request in writing to the office of the Managing Agent of the Building no later than 2:00 p.m. the preceding work day (Monday through Friday) on forms available from the office of the Managing Agent. The request shall clearly state the start and stop hours of the "off-hour" service. Tenant shall submit to the Building Manager a list of personnel authorized to make such request. The Tenant shall be charged for such operation in the form of additional rent; such charges are to be determined by the Managing Agent and shall be fair and reasonable and reflect the additional operating costs involved.

         20. Tenant covenants and agrees that its use of the Premises shall not cause a discharge of more than the gallonage per foot of Premises Design Floor Area per day of sanitary (non-industrial) sewage allowed under the sewage discharge permit for the Building. Discharges in excess of that amount, and any discharge of industrial sewage, shall only be permitted if Tenant, at its sole expense, shall have obtained all necessary permits and licenses therefor, including without limitation permits from state and local authorities having jurisdiction thereof. Tenant shall submit to Landlord on December 31 of each year of the Term of this Lease a statement, certified by an authorized officer of Tenant, which contains the following information: name of all chemicals, gases, and hazardous substances, used, generated, or stored on the Premises; type of substance (liquid, gas or granular); quantity used, stored or generated per year; method of disposal; permit number, if any, attributable to each substance, together with copies of all permits for such substances; and permit expiration date for each substance. No flammable, combustible or explosive fluid, chemical or substance shall be brought into or kept upon the Premises, the Building or the Lot (other than those fluids or chemicals customarily used by tenants of other first-class office buildings in connection with office purposes and then only those types and quantities permitted under Landlord's policies of insurance for the Building).

         21. Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to the Building management. Landlord may, at its option, require all persons admitted to or leaving the Building between the hours of 6:00 p.m. and 8:00 a.m., Monday through Friday, and at any hour on Saturdays, Sundays and legal holidays, to register. Each tenant shall be responsible for all persons for whom it authorizes entry into the Building, and shall be liable to Landlord for all acts or omissions of such persons.

         22. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these rules and regulations. There shall not be used in any space or in the common halls of the Building, either by any tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

                            FIRST AMENDMENT TO LEASE

         This FIRST AMENDMENT TO LEASE made as of this 1st day of September, 2001, by and between BRE/CambridgePark Office I L.L.C., a Delaware limited liability company ("Landlord") and Novirio Pharmaceuticals, Inc., a Massachusetts corporation ("Tenant").

                               W I T N E S S E T H

         WHEREAS, CambridgePark One Limited Partnership ("Original Landlord") and Tenant entered into a lease dated October 21, 1998 (the "Lease"), for space (the "Original Premises") located on the third (3rd) floor of the building known as 125 CambridgePark Drive, Cambridge, Massachusetts (the "Building") and more specifically described in the Lease;

         WHEREAS, Landlord succeeded to the interest of Original Landlord under the Lease; and

         WHEREAS, Landlord and Tenant wish to expand the Premises to include an additional 6,335 square feet of Rentable Floor Area on the third (3rd) floor of the Building (the "Expansion Premises") and otherwise amend the Lease as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree to amend the Lease as follows, effective April 1, 2002 (the "Effective Date"):

         1. All capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Lease.

         2. Section 1.1 of the Lease is hereby deleted in its entirety, and
Section 1.1. attached hereto as Exhibit A is inserted in place thereof.

         3. Exhibit B attached to the Lease is hereby deleted and Exhibit B attached hereto is hereby inserted in place thereof.

         4. On the Effective Date, the Expansion Premises (as shown on Exhibit
C) shall be incorporated into the Premises and all references in the Lease to the "Premises" shall be deemed to refer to both the Original Premises and the Expansion Premises. Tenant acknowledges that it will occupy the Expansion Premises prior to the Effective Date under a Lease (the "Assigned Lease") assigned to Tenant by Knowledge Transfer International, the existing occupant thereof, and, accordingly, it will accept the Premises from Landlord in its condition on the Effective Date, As Is, Where Is, with all defects and without any representation warranty or guaranty from Landlord to Tenant whatsoever.

         5. Except as amended hereby, the Lease shall remain unmodified and in full force and effect and is hereby ratified and confirmed. At the option of Landlord, this First Amendment to Lease shall be null and void and of no force and effect if Tenant is in default of any of its obligations to Landlord under this Lease or the Assigned Lease on the Effective Date, such option to be exercisable by written notice from Landlord to Tenant while such default continues.

         EXECUTED as a sealed instrument on the date and year first written above.

                                     LANDLORD:

                                     BRE/CAMBRIDGEPARK OFFICE I L.L.C.



                                     By: /s/ [ILLEGIBLE]
                                        -------------------------------------
                                        Name:
                                        Title:

                                     TENANT:

                                     NOVIRIO PHARMACEUTICALS, INC.



                                     By: /s/ Andrea Corcoran
                                        -------------------------------------
                                        Name: Andrea Corcoran
                                        Title: Sr. V.P. Legal and Administration

                                              Hereunto duly authorized

                                    EXHIBIT A

1.1 SUBJECTS REFERRED TO:

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1:

LANDLORD: BRE/CambridgePark Office I L.L.C.

MANAGING AGENT: Spaulding and Slye LLC

LANDLORD'S & MANAGING AGENT'S ADDRESS:

                      Spaulding and Slye LLC
                      125 CambridgePark Drive
                      Cambridge, MA  02140

LANDLORD'S REPRESENTATIVE: John M. Kane

TENANT: Novirio Pharmaceuticals, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts

TENANT'S ADDRESS (FOR NOTICE AND BILLING):

                      Novirio Pharmaceuticals, Inc.
                      125 CambridgePark Drive
                      Cambridge, MA 02140

TENANT'S REPRESENTATIVE: ___________________

BUILDING: The building located at 125 CambridgePark Drive, Cambridge,
          Massachusetts.

LOT: The parcel of land on which the Building is located and described in Exhibit A.

PREMISES: The space located on the third (3rd) floor of the Building as shown on Exhibit B.


RENTABLE FLOOR AREA OF THE PREMISES: approximately 14,305 square feet, consisting of approximately 7,970 square in the Original Premises and approximately 6,335 square feet in the Expansion Premises.

TOTAL RENTABLE FLOOR AREA OF THE BUILDING: approximately 183,290 square feet

SCHEDULED TERM COMMENCEMENT DATE: January 15, 1999

LEASE TERM OR TERM: Commencing on the Term Commencement Date and continuing until January 31, 2004, unless sooner terminated as provided herein

ANNUAL RENT: $34.50 per square feet of Rentable Floor Area of the Original
             Premises and $42.00 per square foot of Rentable Floor Area of the Expansion Premises, or $45,086.25 per calendar month, and proportionally at such rate for any partial month (net of Tenant's charges for electrical consumption in the Premises).

BASE ANNUAL ELECTRICITY CHARGE: $1.25 per square foot of Rentable Floor Area of the Premises.

BASE ANNUAL OPERATING COSTS: $9.00 per square feet of Total Rentable Floor Area of the Building with respect to the Original
                             Premises, and $10.93 per square foot of Total Rentable Floor Area at the Building with respect to the Expansion Premises.

TENANT'S PROPORTIONATE SHARE: 4.35% with respect to the Original Premises and
                              3.46% with respect to the Expansion Premises

PERMITTED USES: Office Uses

COMMERCIAL GENERAL LIABILITY INSURANCE:

                           $1,000,000 bodily injury, property damage combined single limit per occurrence, $2,000,000 annual aggregate.

BROKER: Spaulding and Slye Collier's International

SECURITY DEPOSIT: $112,000.00 as of the Term Commencement Date ($43,259.00 as of
                  the Effective Date of the First Amendment to Lease)

TENANT'S PARKING ACCESS CARDS: 43 (14 of which shall be located in the blue lot behind the Building (the "Blue Lot"); and 29 of which shall be located in the red lot across the street from the Building (the "Red Lot")).

                                    EXHIBIT B

                              Plan Showing Premises

                                    EXHIBIT C

                         Plan Showing Expansion Premises



                                      -6-